Exhibit 10.6

                Valpey-Fisher Corporation Key Employee Bonus Plan
                              For fiscal year 2004


Purpose of Plan
---------------
To incentive those employees who have a major impact on the profitability of the company.

Eligibility
-----------
Must be fulltime employee and be in continued employment of the Company for the entire fiscal year.

2004 Participants - For 2004 the plan participants will include a total of 8 people, 4 more than 2003. The additional people will be with the company for the entire year or have responsibility and authority to significantly impact the plan.

1. Michael Ferrantino Sr.           CEO
2. Mike Kroll                       CFO
3. Roman Boroditsky                 CTO
4. Michael Ferrantino Jr.           VP Sales & Marketing
5. Dan Nehring                      VP Engineering
6. Joe Pavao                        VP Operations
7. Sam Gotlib                       Dir. Manufacturing
8. Robert Dandaraw                  Dir. New Business Development

The 2004 pool is based on meeting the 2004 budget for new orders, sales and the operating profit (loss) amounts. Each participant will have up to four individual objectives based on their particular area of responsibilities. The individual objectives will make up 50% of the individual bonus. The CEO will decide the weights of the individual objective as part of the total payout. In the case of the CEO the compensation committee will decide. The pool will start at the same payout of 2003 or $150,000 upon achieving the 2004 budgeted amounts. The pool will increase based on the levels of operating profit (loss) above the budget as detailed in Schedule 1. The maximum payout will be $600,000.

The distribution of the bonus and % of individual participation will be based upon the following potential.

                   CEO up to 100% of salary
                   VP up to 50% of salary
                   Dir. up to 30 % of salary

Payout will either be in stock or cash and will be at the sole discretion of the CEO and BOD.


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                Valpey-Fisher Corporation Key Employee Bonus Plan
                              For fiscal year 2004

Schedule 1




The pool will increase by the following table:

         Operating
         Profit/(Loss)                      Bonus Pool
         -------------                      ----------

Omitted in filed document                    $150,000
                                             $200,000
                                             $250,000
                                             $300,000
                                             $350,000
                                             $400,000
                                             $450,000
                                             $500,000
                                             $600,000

We will scale all numbers in between.